UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2025

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on August 14, 2025, the board of directors (the “Board”) of Cingulate Inc. (the “Company”) placed Shane Schaffer, the Company’s Chief Executive Officer and Chairman of the Board, on administrative leave due to a personal legal matter and appointed John. A Roberts, a member of the Board, to serve as Executive Chairman of the Board (“Executive Chairman”) and Jennifer Callahan, Chief Financial Officer, to also serve as interim Chief Executive Officer.

The original charge against Dr. Schaffer was dismissed. An amended complaint for a misdemeanor was filed and Dr. Schaffer plead no contest and received 12 months’ probation.

Effective December 15, 2025, the Board ended Dr. Schaffer’s administrative leave and reinstated Dr. Schaffer as Chief Executive Officer of the Company. Effective with Dr. Schaffer’s reinstatement, Mr. Roberts will no longer serve as Executive Chairman of the Board but will continue to serve as Chairman of the Board. Ms. Callahan will continue in her role as Chief Financial Officer of the Company.

Biographical and other information required by this Item 5.02 with respect to Dr. Schaffer has been previously disclosed in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 25, 2025, and is incorporated herein by reference. There are no arrangements or understandings between Dr. Schaffer and any other persons pursuant to which he was selected for his position. There are no family relationships between Dr. Schaffer and any director or executive officer of the Company, and Dr. Schaffer does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Effective December 15, 2025, Dr. Schaffer and Cingulate Therapeutics LLC, a wholly-owned subsidiary of the Company, entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) and Dr. Schaffer’s base salary was reinstated from the reduced salary he received while on administrative leave. The definition of “Cause” in the Employment Agreement was modified (i) to include a determination by a court that Dr. Schaffer has violated the provisions of any court-imposed probation and (ii) to remove the requirement that certain actions by Dr. Schaffer be willful, and the number of directors required to determine whether termination is for cause was reduced from 80% to a majority (excluding Dr. Schaffer). The lump sum payment to Dr. Schaffer (i) in the event of termination without cause or with good reason was reduced to one (1) times base salary and annual target bonus and (ii) in the event of termination within twelve (12) months after a change in control was reduced to one and one half (1.5) times base salary and annual target bonus.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement, dated December 15, 2025, between Cingulate Therapeutics LLC and Shane J. Schaffer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: December 15, 2025	By:	/s/ Jennifer L. Callahan
	Name:	Jennifer L. Callahan
	Title:	Chief Financial Officer